Exhibit 4.1

                          BEACON PROPERTIES CORPORATION
                              AMENDED AND RESTATED
                      1994 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS
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        The name of the plan is the Beacon Properties Corporation 1994 Stock
Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of the Beacon Properties Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Exchange Act of 1934, as amended.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards.

        "Board" means the Board of Directors of the Company.

        "Cause" means the occurrence of one or more of the following: (i) employee or Independent Director is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) employee or Independent Director engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by employee or Independent Director involving malfeasance or negligence in the performance of employee's or Independent Director's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by employee or Independent Director within 30 days after written notice from the Company of any such act or omission, (iv) failure by employee to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by employee within 30 days after written notice from the Company of such failure, or (v) material breach by employee of his noncompetition agreement with the Company, if any, as determined by the Board in good faith in its sole discretion.

        "Change of Control" is defined in Section 12.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Board or any Committee of the Board referred to in Section 2.


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        "Disability" means an employee's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the employee's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

        "Disinterested Person" means a non-employee Director who qualifies as such under Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under said Rule.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 14.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

        "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded. Notwithstanding the foregoing, the Fair Market Value on the first day of the Company's initial public offering shall mean the initial public price.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary or any affiliate of The Beacon Companies.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Restricted Stock Award" means Awards granted pursuant to Section 6.

        "Retirement" means the employee's termination of employment with the Company and its Subsidiaries after attainment of the age and service requirements to qualify for early or normal retirement under the Company's or a Subsidiary's qualified retirement plan.

        "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means Beacon Properties, L.P., Beacon Property Management Corporation, Beacon Property Management, L.P., Beacon Construction Company, Inc., Beacon Design Corporation, Beacon Design, L.P., BCN Management, Inc., BCN Crystal, Inc., Rowes Wharf Holding, L.P., and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

        "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

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SECTION 2.   ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT
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             PARTICIPANTS AND DETERMINE AWARDS
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        (a) Committee. The Plan shall be administered by all of the non-employee
Director members of the Compensation Committee of the Board, or any other committee of not less than two non-employee Directors performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person. Effective May 22, 1996, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Effective August 15, 1996, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 of the Act.

        (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

               (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

               (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

               (iii) to determine the number of shares of Stock to be covered by any Award;

               (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

               (v) to accelerate the exercisability or vesting of all or any portion of any Award;

               (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

               (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

               (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

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SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS: MERGERS;
             ----------------------------------------------------------
             SUBSTITUTE AWARDS
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        (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,723,565 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

        (c) Mergers. In the event a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the business combination (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

        (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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SECTION 4.   ELIGIBILITY
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        Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Independent Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(b) and (c) and Section 7 below.

SECTION 5.   STOCK OPTIONS
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        Any Stock Option granted under the Plan shall be in such form as the
Committee may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        No Incentive Stock Option shall be granted under the Plan after February 19, 2006.

        (a) Stock Options Granted to Employees. The Committee in its discretion may grant Stock Options to eligible employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

               (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
        Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

               (ii) Grant of Discount Options in Lieu of Cash Bonus. Upon the request of an eligible employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day) to the extent necessary to conform to the requirements for exempt purchases under Rule 16b-3 of the Act. The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference

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        between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash.

               (iii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

               (iv) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

               (v) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                      (A) In cash, by certified or bank check or other
                instrument acceptable to the Committee;

                      (B) In the form of shares of Stock that are not then
               subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                      (C) By the optionee delivering to the Company a properly
               executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

        Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

               (vi) Non-transferability of Options. Except as otherwise permitted by the Committee, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

               (vii) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of death become fully

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        exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

               (viii) Termination by Reason of Disability.

                      (A) Any Stock Option held by an optionee whose employment
               by the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                      (B) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

                      (C) Except as otherwise provided by the Committee, the
               death of an optionee during a period provided in this Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

               (ix)   Termination by Reason of Retirement.

                      (A) Any Stock Option held by an optionee whose employment
               by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                      (B) Except as otherwise provided by the Committee, the
               death of an optionee during a period provided in this Section 5(a)(ix) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

               (x) Termination for Cause. If any optionee's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

               (xi) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

               (xii) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under

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

        this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

               (xiii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

        (b)    Stock Options Granted to Independent Directors.

               (i) Automatic Grant of Options. Promptly after the closing of the Company's initial public offering and the appointment of Independent Directors, each Independent Director shall automatically be granted a Non-Qualified Stock Option to purchase 5,000 shares of Stock. Each Independent Director appointed or elected for the first time (other than in connection with the Company's initial public offering) shall automatically be granted a Non-Qualified Stock Option to purchase 5,000 shares of Stock on his date of appointment or election. Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1995 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 3,000 shares of Stock; provided, however, that an Independent Director who is appointed or elected for the first time shall not be eligible to receive a Non-Qualified Stock Option pursuant to this sentence for the year of his initial appointment or election. The exercise price per share for the Stock covered by a Stock Option granted pursuant to the first sentence hereof shall be equal to the greater of the initial public offering price or the Fair Market Value of the Stock on the date the Stock Option is granted. The exercise price per share for the Stock covered by a Stock Option granted pursuant to the second and third sentences hereof shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

               (ii) Grant of Discount Options in Lieu of Directors' Fees. Each Independent Director may elect each calendar year to receive a Non-Qualified Stock Option in lieu of Directors' fees to which he may become entitled during the following calendar year, but only if such Independent Director makes an irrevocable election to waive receipt of all or a portion of such Directors' fees. Such election shall be made on or before the date set by the Committee. A Non-Qualified Stock Option shall be granted to each Independent Director who made such an irrevocable election on the date the waived Directors' fees would otherwise be paid provided that such grant date shall be at least six months and one day from the date of the election (or the next following business day, if such date is not a business day) to the extent necessary to conform to the requirements for exempt purchases under Rule 16b-3 of the Act. The exercise price per share shall be 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived Directors' fees by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash.

               (iii)  Exercise; Termination; Non-transferability.

                      (A) All Options granted under Section 5(b) shall be
               immediately exercisable. No Option issued under this Section 5(b) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

                      (B) The rights of an Independent Director in an Option
               granted under Section 5(b) shall terminate six months after such Director ceases to be a Director of the Company or the

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               specified expiration date, if earlier; provided, however, that if the Independent Director ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

                      (C) Except as otherwise permitted by the Committee, no
               Stock Option granted under this Section 5(b) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable during the optionee's lifetime only by the optionee. Any Option granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the option, if earlier.

                      (D) Options granted under this Section 5(b) may be
               exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

               (iii) Limited to Independent Directors. The provisions of this
        Section 5(b) shall apply only to Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors. Prior to August 15, 1996, the provisions of this Section 5(b) which affect the price, date of exercisability, option period or amount of shares of Stock under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

        (c) Dividend Equivalent Rights. At the discretion of the Committee at the time of the grant, each Non-Qualified Stock Option granted under Section 5(a) or 5(b) may also generate Dividend Equivalent Rights ("DERs") which shall entitle the optionee to receive an additional share of Stock for each DER received upon the exercise of the Non-Qualified Stock Option, at no additional cost, based on the formula set forth herein. If so granted by the Committee, as of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Stock with respect to that quarter shall be divided by the Fair Market Value per share to determine the actual number of DERs accruing on each share subject to the Non-Qualified Stock Option. Such amount of DERs shall be applied against the number of shares covered by the Non-Qualified Stock Option to determine the number of DERs which accrued during such quarter.

        For example. Assume that an optionee holds a Non-Qualified Stock Option to purchase 600 shares of Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the Fair Market Value per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per Share for that quarter and such optionee would receive three DERs for that quarter (600 X .005). For purposes of determining how many DERs would accrue during the second quarter, the Non-Qualified Stock Option would be considered to be for 603 shares of Stock.

SECTION 6.   RESTRICTED STOCK AWARDS
             -----------------------

        (a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to any employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to

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

acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

        (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

        (c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Stock is vested as provided in
Section 6(e) below.

        (d) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason other than death or Disability, the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

        (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant shall also become vested in his Restricted Stock upon his termination of employment for reason of death or Disability.

        (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.   UNRESTRICTED STOCK AWARDS
             -------------------------

        (a) Grants to Employees. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any employee of the Company or any Subsidiary pursuant to which such employee may receive shares of Stock free of any restrictions under the Plan in lieu of any cash compensation to such employee.

        (b) Elections to Receive Unrestricted Stock in Lieu of Director Fees. Each Independent Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of such Independent Director's cash director fees in shares of Unrestricted Stock (valued at Fair Market Value on the date or dates that the director fees would otherwise be paid in cash). Such election shall conform to the requirements for exempt purchases under Rule 16b-3 of the Act.

        (c) Deferral of Awards. Each Independent Director who has made an election to receive shares of Unrestricted Stock under Section 7(b) above will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Independent Director in accordance with such rules and procedures as may from time to time be established by the Company for that purpose, and any such election shall conform to the requirements for exempt purchases under Rule 16b-3 of the Act. The deferred Unrestricted Stock shall be entitled to receive dividend equivalent rights settled in shares of Stock.

        (d) Restrictions on Transfers. The right to receive Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.   TAX WITHHOLDING
             ---------------

        (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

        (b) Payment in Stock. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply on or before August 14, 1996:

               (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 8(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

               (B) such election shall be irrevocable;

               (C) such election shall be subject to the consent or disapproval of the Committee; and

               (D) the Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

Notwithstanding the foregoing, the first sentence of Section 8(b)(A) shall not be applicable until the Company has been subject to the reporting requirements of Section 13(a) of the Act for at least a year prior to the election and has filed all reports and statements required to be filed pursuant to that Section for that year.

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

SECTION 9.   TRANSFER, LEAVE OF ABSENCE, ETC
             -------------------------------

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 10.  AMENDMENTS AND TERMINATION
             --------------------------

        The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, Plan amendments shall be subject to approval by the Company's stockholders.

SECTION 11.  STATUS OF PLAN
             --------------

        With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.  CHANGE OF CONTROL PROVISIONS
             ----------------------------

        Upon the occurrence of a Change of Control as defined in this Section
14:

        (a) Each outstanding Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

        (b) Restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the shares of Stock subject to such Awards unless the Committee shall otherwise expressly provide.

        (c) "Change of Control" shall mean the occurrence of any one of the following events:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or
        (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

               (ii) persons who, as of the date of the closing of the Company's initial public offering, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the closing of the Company's initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

               (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
        (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

        Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional Stock or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 13.  GENERAL PROVISIONS
             ------------------

        (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

        (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 14.  EFFECTIVE DATE OF PLAN
             ----------------------

        The Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 15.  GOVERNING LAW
             -------------

        This Plan shall be governed by Maryland law except to the extent such law is preempted by federal law.




Adopted and approved by Board of Directors and shareholders on March 4, 1994. Amendment to add 1,621,485 shares and other changes approved by Board of Directors on February 20, 1996 and approved by shareholders on May 22, 1996. Amendment to conform to requirements of Rule 16b-3 of the Act approved by Board of Directors on July 25, 1996.

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